Exhibit 99.1


                              JCPenney News Release

CONTACT
Tim Lyons                     Quinton Crenshaw                 Eli Akresh                      Bob Johnson
Public Relations              Public Relations                Investor Relations            Investor Relations
(972) 431-4834                (972) 431-5581                  (972) 431-2207                  (972) 431-2217
tmlyons@jcpenney.com       qcrensha@jcpenney.com          eakresh@jcpenney.com           rvjohnso@jcpenney.com
--------------------       ---------------------          --------------------           ---------------------



                    JCPENNEY REPORTS FOURTH QUARTER EARNINGS

        Earnings Per Share from Continuing Operations Increase 43 Percent

                   Financial Condition Continues to Strengthen



     PLANO, Texas, February 26, 2004 - J. C. Penney Company, Inc. (NYSE: JCP) reported today that fourth quarter earnings per share from continuing operations increased 43 percent to $0.83 versus comparable earnings of $0.58 per share last year. Full year earnings per share from continuing operations increased 27 percent to $1.21 versus comparable earnings of $0.95 per share last year. In accordance with current accounting rules, Eckerd drugstores and Mexico department store operations are being reported as discontinued operations, resulting in a net loss for the quarter and full year of $3.42 and $3.13 per share, respectively (see discussion below).

     Allen Questrom, Chairman and Chief Executive Officer said, "I am pleased with our continuing progress in the department store and catalog/Internet business. Department stores generated a comparable store sales increase for the third consecutive year. Catalog/Internet had its first sales gain after several years of repositioning, with very strong Internet sales, and a significant improvement in its contribution to results. We continue to focus on providing our customers with a compelling value across all three channels - department stores, catalog and Internet - through improved merchandise assortments, integrated marketing programs, and an enhanced shopping experience. We have implemented the majority of our centralization initiatives and are now positioned to turn our attention to improving execution and consistency, as well as creating a more competitive expense structure."

     Looking ahead to 2004, Questrom added, "We anticipate a much better consumer environment this year, and the first half is expected to be especially strong. Last year's first quarter was impacted by a number of adverse factors. In 2004, higher refunds and lower withholding rates from the President's tax package, together with the current low-interest rate environment, will benefit the moderate customer. We expect our business to continue to generate sales and profit improvement, and are encouraged by recent business trends. I am confident that we are on track to achieve our operating profit goal of six to eight percent of sales in 2005."

     Addressing Eckerd, Questrom stated, "We have concluded that a sale of Eckerd, at an appropriate price, is in the best interest of our customers, associates and shareholders, and will allow both JCPenney and Eckerd to maximize their potential. We are in active negotiations with interested parties and continue to make progress on a sale transaction. I appreciate all of the hard work and dedication that have created this valuable customer franchise, and know Eckerd associates will continue to serve customers in the highest professional manner, regardless of any change in ownership."

Department Stores and Catalog/Internet
--------------------------------------

     Fourth quarter operating profit increased 28 percent to $445 million compared with $349 million in last year's period. Operating profit was 7.3 percent of sales, an increase of 120 basis points. Operating profit reflects the continuation of substantial increases in the gross margin ratio as well as significant growth in catalog/Internet's profit contribution. Comparable department store sales increased 3.2 percent on a 13-week basis, representing the third consecutive year with strong holiday sales gains, and catalog/Internet sales increased 8.7 percent on a 13-week basis. Internet sales continue to experience strong growth, increasing by about 50 percent for both the fourth quarter and full year, and exceeded $600 million in sales for the full year.

     Department Stores and Catalog gross margin increased by 190 basis points as a percent of sales in the quarter, and continues to benefit from better execution in a centralized environment. The acceleration of gross margin over the last several years reflects the Company's focus on providing the customer with fashionable, trend-right product that delivers compelling quality and value for the moderate customer. Since converting to a centralized organization, improvements in operating results reflect the leverage of centralized buying, significantly improved marketing, more effective store presentations, a repositioning of the catalog model and the exceptional growth of Internet.

     SG&A expenses increased as a result of planned increases in advertising, costs associated with the store distribution center network, and higher non-cash pension expense, as well as expenses related to this year's 53rd week. In addition, operating expenses include the previously announced charge of $20 million for contract cancellations and separation benefits associated with the first phase of the Company's cost savings initiative. The cost reduction program is expected to result in annualized cost savings in excess of $200 million when fully implemented.

Discontinued Operations
-----------------------

     During 2003, the Company evaluated strategic alternatives for all of its businesses, including Eckerd. In the fourth quarter, the Company's Board of Directors concluded that a plan to sell Eckerd, at an appropriate price, is in the best interest of the Company's shareholders. Having met the criteria of
Statement  of  Financial  Accounting  Standard  No.  144,  "Accounting  for  the
Impairment or Disposal of Long-Lived Assets," Eckerd's net assets were classified as "held for sale" and its results of operations and financial position reported as a discontinued operation beginning in the fourth quarter of 2003.

     The accounting rules also require the recording of certain financial estimates related to a prospective sale, even though a definitive agreement has not been reached. This year's fourth quarter includes a non-cash charge of $450 million to reflect the Company's investment in Eckerd, as well as goodwill, at their estimated fair values. In addition, the Company was required to recognize a non-cash charge of $875 million to reflect the deferred tax liability for the excess of fair value over the tax basis of Eckerd. The tax basis of Eckerd is lower than its book basis because the Company's drugstore acquisitions were largely tax-free transactions.

     Also included in discontinued operations is the loss on the November 2003 sale of the Company's Mexico department store operation. More specific information on the components of discontinued operations is shown on the attached financial schedules. The Company has also conformed prior period financial results to reflect Eckerd and Mexico as discontinued operations (see attached schedules).

Financial Condition
--------------------

     The Company's financial condition and liquidity continued to strengthen in 2003. Free cash flow from continuing operations was approximately $375 million for the year, substantially higher than original guidance (free cash flow is defined as cash flow from operating activities, less dividends and capital expenditures, net of proceeds from the sale of assets). Cash flow benefited from improved operating results and capital expenditure management. In addition, cash flow also reflects the Company's $300 million cash contribution to the pension plan in the third quarter. At year-end, cash investments were approximately $3 billion and represented in excess of 50 percent of the Company's $5.4 billion of consolidated long-term debt. The Company's strong financial position continues to provide the resources to maintain strong liquidity and financial flexibility as it focuses on improving the performance of department stores and catalog/Internet.

Guidance
--------

     At this time, the Company is only providing 2004 guidance for department stores and catalog/Internet operating profit and first quarter earnings per share from continuing operations. For the year, operating profit is expected to improve by approximately 80 basis points to the area of 5.2 percent of sales, with contributions from both gross margin and SG&A. For the first quarter, earnings from continuing operations are expected to be in the range of $0.09 to $0.12 per share compared with last year's $0.05 per share.

     Senior management will host a live conference call and real-time webcast on Thursday, February 26, 2004, beginning at 9:30 a.m. EST. Access to the conference call is open to the press and general public in a listen only mode. To access the conference call, please dial 973-935-2035 and reference the JCPenney Quarterly Earnings Conference Call. The telephone playback will be available for two days beginning approximately two hours after the conclusion of the call by dialing 402-220-2910. The live webcast may be accessed via JCPenney's Investor Relations website (at JCPenney.net), or on StreetEvents.com (for members) and FullDisclosure.com (for media and individual investors). Replays of the webcast will be available for up to 90 days after the event.

     J. C. Penney Corporation, Inc., the wholly-owned operating subsidiary of J.
C. Penney Company, Inc., (the "Company") is one of America's largest department store, catalog, and e-commerce retailers, employing approximately 150,000 associates. As of January 31, 2004, J. C. Penney Corporation, Inc. operated 1,019 JCPenney department stores throughout the United States and Puerto Rico, and 58 Renner department stores in Brazil. JCPenney Catalog, including e-commerce, is the nation's largest catalog merchant of general merchandise. J.
C. Penney Corporation, Inc. is a contributor to JCPenney Afterschool Fund, a charitable organization committed to providing children with high quality after school programs to help them reach their full potential.

     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, competition, consumer demand, seasonality, economic conditions, and government activity. Investors should take such risks into account when making investment decisions.

                                      # # #

                           J. C. PENNEY COMPANY, INC.
                          SUMMARY OF OPERATING RESULTS
                          -----------------------------

                                           ---------------------------------------   ----------------------------------
                                             14 weeks          13 weeks               53 weeks       52 weeks
                                               ended             ended                 ended          ended
                                             Jan. 31,          Jan. 25,     Inc.      Jan. 31,       Jan. 25,      Inc.
                                               2004              2003      (Dec.)      2004           2003        (Dec.)
                                           ---------------------------------------    ----------------------------------
Comparable department store
 sales increase (1)                              3.2%              1.9%                   0.9%           2.7%

Department Stores and Catalog/Internet
 net sales                                   $ 6,098           $ 5,743       6.2%    $ 17,786       $ 17,633        0.9%

Gross margin                                   2,188             1,950      12.2%       6,620          6,334        4.5%
Selling, general and
 administrative (SG&A) expenses               (1,743)           (1,601)      8.9%      (5,830)        (5,634)       3.5%
                                              -------           -------                -------        -------
Operating profit                                 445               349      27.5%         790            700       12.9%
Net interest expense                             (62)              (62)      0.0%        (261)          (226)      15.5%
Real estate and other                              -               (43)    100.0% +        17            (59)     100.0% +
                                              -------           -------                -------        -------
Income from continuing operations
  before income taxes                            383               244      57.0%         546            415       31.6%

Income taxes                                    (130)              (70)     85.7%        (182)          (130)      40.0%
                                              -------           -------                -------        -------
Income from continuing operations                253               174      45.4%         364            285       27.7%

Discontinued operations                       (1,322)               28       N/A       (1,292)           120        N/A
                                              -------           -------                -------        -------
Net (loss)/income                          $  (1,069)          $   202    -100.0% +   $  (928)        $  405     -100.0% +
                                              =======           =======                =======        =======
Earnings per share from continuing
   operations - diluted                       $ 0.83            $ 0.58      43.1%      $ 1.21         $ 0.95       27.4%

Net (loss)/earnings per share - diluted      $ (3.42)           $ 0.68    -100.0% +   $ (3.13)        $ 1.36     -100.0% +

(1) The Company's fiscal year ending January 31, 2004 includes a 53rd week. Comparable store sales for the fourth quarter and full year of 2003 excludes the effects of the additional week.

                           J. C. PENNEY COMPANY, INC.
                          SUMMARY OF OPERATING RESULTS
                          -----------------------------

                                           --------------------------------      ----------------------------
                                             14 weeks          13 weeks           53 weeks         52 weeks
                                               ended             ended              ended            ended
                                             Jan. 31,          Jan. 25,           Jan. 31,         Jan. 25,
                                               2004              2003               2004             2003
                                           --------------------------------       ----------------------------


DEPARTMENT STORES AND
CATALOG/INTERNET FINANCIAL DATA:
--------------------------------
Ratios as a % of sales:
  Gross margin                                  35.9%             34.0%              37.2%            35.9%
  SG&A expenses                                 28.6%             27.9%              32.8%            32.0%
  Operating profit                               7.3%              6.1%               4.4%             3.9%
Operating profit dollars                     $   445            $  349             $  790           $  700
LIFO (credit)/charge                              (6)                6                 (6)               6
Depreciation and amortization                    103                91                372 (2)          365


SUPPLEMENTAL DATA:
------------------
Average shares outstanding (basic shares)      273.3             268.4              271.9            267.5
Average shares used for diluted EPS            311.1             294.5              297.5            293.0
Effective income tax rate for
  continuing operations                         33.7%             29.1%              33.2%            31.5%

BALANCE SHEET HIGHLIGHTS:
--------------------------
Cash and short-term investments                                                   $ 2,994          $ 2,474
Department Stores and Catalog/Internet
  FIFO inventory                                                                    3,199            3,019
Long-term debt, including current maturities                                        5,356            5,173
Portion of long-term debt attributable to
  Eckerd - discontinued operations                                                  1,213            1,151

DISCONTINUED OPERATIONS:
------------------------
Eckerd operating profit                       $   85            $  160             $  291           $  412
Interest expense                                 (44)              (35)              (163)            (161)
Acquisition amortization                         (15)              (17)               (40)             (42)
Other                                             (2)               (2)                (7)              (5)
                                              -------           -------            -------          -------
Pretax income                                     24               106                 81              204
Income taxes                                      (9)              (39)               (31)             (75)
Fair value/goodwill impairment adjustment (3)   (450)                -               (450)               -
Deferred tax effect of book/tax
  basis difference                              (875)                -               (875)               -
                                              -------           -------            -------          -------
Total Eckerd                                  (1,310)               67             (1,275)             129
Mexico and other, net of income tax of
  $(30), $7, $(30) and $(26), respectively       (12)              (39)               (17)              (9)
                                              -------           -------            -------          -------
Total discontinued operations               $ (1,322)            $  28           $ (1,292)          $  120
                                              =======           =======            =======          =======
Eckerd Financial Data:
  LIFO (credit)/charge                         $  (4)            $ (13)             $  21            $  20
  Depreciation and amortization                   86                68                301              253
  FIFO Inventory                                                                    2,362            2,318

(2) Excludes $22 million of accelerated depreciation for catalog facilities for the 53 weeks ended January 31, 2004, which is included in Real estate and other.


(3) Represents the non-cash charge to reflect the Company's investment in Eckerd, as well as goodwill, at their estimated fair values. Additional information for this charge will be included in the Company's Annual Report on Form 10-K.

JCPenney Company, Inc.
Income/(Loss) from Continuing Operations
Fiscal 1999 to 2003

(in millions, except per share data)                    Q1 2003         Q2 2003          Q3 2003        Q4 2003       Fiscal 2003
                                                       --------         --------        --------        --------      -----------

Retail sales, net
     Department Stores                                  $ 3,124         $ 3,084          $ 3,666         $ 5,214        $ 15,088
     Catalog/Internet                                       587             561              666             884           2,698
                                                         ------          ------           ------          ------          ------
     Total                                                3,711           3,645            4,332           6,098          17,786


Margins and expenses
--------------------
Gross margin                                              1,456           1,310            1,666           2,188           6,620
Selling, general and administrative expenses             (1,372)         (1,257)          (1,458)         (1,743)         (5,830)
                                                         ------          ------           ------          ------          ------
Operating profit                                             84              53              208             445             790
Net interest expense                                        (65)            (70)             (64)            (62)           (261)
Real estate and other                                          9             12               (4)              -              17

Income/(loss) from continuing operations before
        income taxes                                         28              (5)             140             383             546
Income taxes                                                 (8)              2              (46)           (130)           (182)
                                                         ======          ======           ======          ======          ======
Income/(loss) from continuing operations                   $ 20            $ (3)            $ 94           $ 253           $ 364

Diluted earnings/(loss) per share from
   continuing operations                                $  0.05        $  (0.03)        $   0.31        $   0.83         $  1.21

Average shares used for diluted earnings/(loss) per share   273             271              298             311             297

Department Stores and Catalog/Internet Financial Results:
---------------------------------------------------------

Ratios as a % of sales
   Gross margin                                            39.2%           35.9%            38.5%           35.9%           37.2%
   SG&A expenses                                           37.0%           34.5%            33.7%           28.6%           32.8%
   Operating profit                                         2.2%            1.4%             4.8%            7.3%            4.4%
LIFO credit/(charge)                                       $  -           $   -             $  -            $  6           $   6
Depreciation and amortization                                89  (1)         88  (1)          92             103             372 (1)
FIFO inventory                                            3,176           3,155            3,977           3,199           3,199
Effective income tax rate for continuing operations        28.2%          -46.6%            33.6%           33.7%           33.2%




(1) Q1, Q2 and full year of 2003 excludes $12 million, $10 million and $22 million, respectively, of accelerated depreciation, which is included in Real estate and other.

JCPenney Company, Inc.
Income/(Loss) from Continuing Operations
Fiscal 1999 to 2003

(in millions, except per share data)                    Q1 2002         Q2 2002          Q3 2002         Q4 2002      Fiscal 2002
                                                       --------         --------        --------        --------      -----------
Retail sales, net
     Department Stores                                  $ 3,330         $ 3,066          $ 3,654         $ 4,971         $15,020
     Catalog/Internet                                       660             540              640             772           2,613
                                                         ------          ------           ------          ------          ------
     Total                                                3,990           3,606            4,294           5,743          17,633

Margins and expenses
--------------------
Gross margin                                              1,507           1,302            1,575           1,950           6,334
Selling, general and administrative expenses             (1,350)         (1,279)          (1,404)         (1,601)         (5,634)
                                                         ------          ------           ------          ------          ------
Operating profit                                            157              23              171             349             700
Net interest expense                                        (54)            (52)             (58)            (62)           (226)
Real estate and other                                        (8)             (3)              (5)            (43)            (59)
                                                         ------          ------           ------          ------          ------
Income/(loss) from continuing operations before
        income taxes                                         95             (32)             108             244             415
Income taxes                                                (33)             12              (39)            (70)           (130)

Income/(loss) from continuing operations                   $ 62           $ (20)            $ 69           $ 174           $ 285
                                                         ======          ======           ======          ======          ======
Diluted earnings/(loss) per share from
   continuing operations                                $  0.20        $  (0.10)         $  0.23          $ 0.58         $  0.95

Average shares used for diluted earnings/(loss) per share   269             268              269             294             293

Department Stores and Catalog/Internet Financial Results:
---------------------------------------------------------
Ratios as a % of sales
   Gross margin                                            37.7%           36.1%            36.7%           34.0%           35.9%
   SG&A expenses                                           33.8%           35.5%            32.7%           27.9%           32.0%
   Operating profit                                         3.9%            0.6%             4.0%            6.1%            3.9%
LIFO credit/(charge)                                       $  -           $   -            $   -           $  (6)          $  (6)
Depreciation and amortization                                91              94               89              91             365
FIFO inventory                                            2,961           3,078            3,865           3,019           3,019
Effective income tax rate for continuing operations        35.2%          -38.9%            35.9%           29.1%           31.5%

                                       4

JCPenney Company, Inc.
Income/(Loss) from Continuing Operations
Fiscal 1999 to 2003


(in millions, except per share data)                    Q1 2001         Q2 2001          Q3 2001         Q4 2001      Fiscal 2001
                                                       --------         --------        --------        --------      -----------

Retail sales, net
   Department Stores                                    $ 3,171         $ 3,155          $ 3,534         $ 4,882        $ 14,743
   Catalog/Internet                                         878             687              812             973           3,349
                                                         ------          ------           ------          ------          ------
Total                                                     4,049           3,842            4,346           5,855          18,092
Margins and expenses
---------------------
Gross margin                                              1,456           1,274            1,534           1,818           6,082
Selling, general and administrative expenses             (1,324)         (1,262)          (1,384)         (1,559)         (5,529)
                                                         ------          ------           ------          ------          ------
Operating profit                                            132              12              150             259             553
Net interest expense                                        (64)            (51)             (57)            (59)           (231)
Real estate and other                                        12             (23)             (15)            (22)            (48)
                                                         ------          ------           ------          ------          ------
Income/(loss) from continuing operations before
    income taxes                                             80             (62)              78             178             274
Income taxes                                                (25)             31              (23)            (75)            (92)
                                                         ------          ------           ------          ------          ------
Income/(loss) from continuing operations                   $ 55           $ (31)            $ 55           $ 103           $ 182
                                                         ======          ======           ======          ======          ======

Diluted earnings/(loss) per share from
   continuing operations                                $  0.18        $  (0.14)         $  0.18         $  0.34         $  0.57

Average shares used for diluted earnings/(loss) per share   264             263              268             291             267

Department Stores and Catalog/Internet Financial Results:
------------------------------------------------------------
Ratios as a % of sales
   Gross margin                                            36.0%           33.1%            35.3%           31.0%           33.6%
   SG&A expenses                                           32.7%           32.8%            31.8%           26.6%           30.5%
   Operating profit                                         3.3%            0.3%             3.5%            4.4%            3.1%
LIFO credit/(charge)                                       $  -            $  -             $  -            $  9            $  9
Depreciation and amortization                               101              94               86              87             368
FIFO inventory                                            3,386           3,415            4,195           2,959           2,959
Effective income tax rate for continuing operations        32.1%          -50.7%            28.5%           42.2%           33.4%


JCPenney Company, Inc.
Income/(Loss) from Continuing Operations
Fiscal 1999 to 2003

(in millions, except per share data)                                Fiscal 2000           Fiscal 1999


Retail sales, net
   Department Stores                                                  $ 14,520             $ 14,987
   Catalog/Internet                                                      4,173                4,290
                                                                        ------               ------
   Total                                                                18,693               19,277
Margins and expenses
--------------------
Gross margin                                                             5,940                6,529
Selling, general and administrative expenses                            (5,692)              (5,864)
                                                                        ------               ------
Operating profit                                                           248                  665
Net interest expense                                                      (213)                  28
Real estate and other                                                     (333)                 (53)
                                                                        ------               ------
Income/(loss) from continuing operations before income taxes              (298)                 640
Income taxes                                                               123                 (204)
                                                                        ------               ------
Income/(loss) from continuing operations                                $ (175)               $ 436
                                                                        ======               ======
Diluted earnings/(loss) per share from
  continuing operations                                               $  (0.79)             $  1.54

Average shares used for diluted earnings/(loss) per share                  262                  260


Department Stores and Catalog/Internet Financial Results:
----------------------------------------------------------
Ratios as a % of sales
   Gross margin                                                           31.8%                33.9%
   SG&A expenses                                                          30.5%                30.4%
   Operating profit                                                        1.3%                 3.5%
LIFO credit/(charge)                                                   $   (14)               $   9
Depreciation and amortization                                              359                  385
FIFO inventory                                                           3,274                3,798
Effective income tax rate for continuing operations                      -41.2%                32.0%


                                       6